EXHIBIT 10.3


                         STOCK PURCHASE AGREEMENT
                         ------------------------


     This Stock Purchase Agreement (the "Agreement"), dated as of October 20, 1995 is by and between Mattel, Inc., a Delaware corporation ("Buyer"), and Marine Midland Bank solely in its capacity as the Sub-Trustee (the "Sub-Trustee") of the International Games, Inc. Employee Stock Ownership Trust (the "Trust") under an Agreement effective as of September 12, 1995 between the Sub-Trustee and International Games, Inc. (the "Sub-Trust Agreement").

                                 RECITALS
                                 --------


      A. The Trust owns (i) 864,293 shares of Buyer's Convertible Preference Stock, Series F, $0.01 par value per share (the "Series F Stock"), and (ii) 44,652 shares of Buyer's Common Stock, $1.00 par value per share (the "Common Stock," and collectively with the Series F Stock, the "Stock").

      B. Buyer desires to purchase from the Trust, and the Trust desires to sell to Buyer, all of the Stock subject to the terms and conditions of this Agreement.

                                 AGREEMENT
                                 ---------


      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS
                                -----------


      1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

      "Business Day" shall mean any day that commercial banks are open for business in Los Angeles, California.

      "Closing Date" shall mean the close of business on October 20, 1995, or such other date as may be mutually agreed upon in writing by the Sub-Trustee and Buyer.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "DPCM" shall mean Duff & Phelps Capital Markets Co.

      "Encumbrances" shall mean any claim, lien, pledge, option, charge, security interest, encumbrance or other rights of third parties.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ESOP" shall mean the International Games, Inc. Restated Employee Stock Ownership Plan.

      "GAAP" shall mean generally accepted accounting principles.

      "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative.

      "Trust Agreement" shall mean that certain Trust Agreement dated January 1, 1987 by and between International Games, Inc. and the Trustee.

      1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term                                                  Section
----                                                  -------


1934 Act                                                5.4
Buyer's SEC Reports                                     5.4
Closing                                                 3.1
Purchase Price                                          2.2
Trustee                                                 2.1

                                ARTICLE II

                        PURCHASE AND SALE OF STOCK
                        --------------------------


     2.1 Transfer of Stock. Upon the terms and subject to the conditions contained herein, the Sub-Trustee shall direct The Standard Bank and Trust Company, in its capacity as trustee of the Trust (the "Trustee"), to sell, convey, transfer, assign and deliver the Stock to Buyer, and Buyer will acquire the Stock from the Trust on the Closing Date.

     2.2 Consideration for Stock. Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Stock, Buyer shall pay to the account of the Trust by wire transfer of immediately available funds an aggregate purchase price of Seventy Five Million, One Hundred and Five Thousand and Thirty Dollars ($75,105,030), representing Seventy Three Million, Eight Hundred and Sixty Five Thousand, Nine Hundred and Thirty Seven Dollars ($73,865,937) for the Series F Stock and One Million, Two Hundred and Thirty Nine Thousand and Ninety Three Dollars ($1,239,093) for the Common Stock (the "Purchase Price").

                                ARTICLE III

                                  CLOSING
                                  -------


     3.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall be held at 9:00 A.M. local time on the Closing Date at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois unless the parties hereto otherwise agree.

     3.2   Documents to be Delivered. To effect the transfer referred to in
Section 2.1 and the delivery of the consideration described in Section 2.2 hereof, the Sub-Trustee and Buyer shall, on the Closing Date, deliver the following:

     (a) The Sub-Trustee shall direct the Trustee to deliver to Buyer certificate(s) evidencing the Stock, free and clear of any Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

     (b) The Sub-Trustee and Buyer shall each deliver all documents required to be delivered pursuant to Articles VII and VIII hereof.

     (c) Buyer shall deliver immediately available funds as provided in
     Section 2.2.

     (d) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Sub-Trustee pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Sub-Trustee.

                                ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE SUB-TRUSTEE
             -------------------------------------------------



     The Sub-Trustee solely in its capacity as Sub-Trustee and on behalf of the Trust hereby represents and warrants to Buyer as follows:

     4.1 Authorization. To the best of its knowledge, the Sub-Trustee has full power and authority to execute, deliver and perform this Agreement, subject to the performance by the Trustee, and such execution, delivery and performance has been duly authorized by all necessary action on the part of the Sub-Trustee. This Agreement constitutes a valid and binding obligation of the Sub-Trustee, solely in its capacity as Sub-Trustee. The execution and delivery of this Agreement by the Sub-Trustee and the performance by the Sub-Trustee of its duties hereunder and under the Sub-Trust Agreement do not violate applicable law, including ERISA or the Code.

     4.2 No Conflict or Violation. To the best knowledge of the Sub-Trustee, neither the execution and delivery of this Agreement nor the performance of the terms hereof violates, conflicts with or constitutes a default under the terms of the ESOP, the Trust Agreement and Sub-Trust Agreement or under any agreement or other document to which the Sub-Trustee or Trustee is a party or by which the Sub-Trustee, the Trust or Trustee or any of the assets of the Trust is or may be bound.

     4.3 Fiduciary Authority. The Sub-Trustee has full power and authority under the ESOP, the Trust Agreement and the Sub-Trust Agreement to act as a Named Fiduciary of the Trust (within the meaning of Section 402(a)(2) of ERISA) for purposes of the sale of the Stock, and, in that capacity, to direct the Trustee as to (i) the sale of the Stock to Buyer and (ii) all other acts that the Sub-Trustee may deem necessary or proper to carry out the foregoing.

     4.4 Title to Stock. To the best of the knowledge of the Sub-Trustee after having performed a reasonable investigation, the Trust owns the Stock of record and beneficially, free and clear of all Encumbrances.

                                 ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF BUYER
                  ---------------------------------------


     Buyer hereby represents and warrants to the Sub-Trustee as follows:

     5.1 Organization of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business and to own and lease its properties and assets.

     5.2 Authorization. Buyer has all necessary corporate power and authority to enter into this Agreement and has taken all corporate action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

     5.3 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or (ii) a breach of, or a default under, any term or provision of any material contract, agreement, indebtedness, lease,

Encumbrance or commitment to which Buyer is a party.

     5.4 Financial Statements; Annual Reports on Form 10-K; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K. Buyer has furnished to the Sub-Trustee its consolidated balance sheet as of December 31, 1994 and December 31, 1993 and its statements of income and stockholders' equity for each of the two years ended December 31, 1994 and December 31, 1993, together with appropriate notes to such financial statements, accompanied by the reports thereon containing opinions without comment or qualification, by its independent certified public accountants.

     All such financial statements, including the related notes, have been prepared in conformity with GAAP consistently applied and are correct and complete in all material respects and fairly present the consolidated financial position of Buyer as of the dates of such balance sheets and the consolidated reports of its operations for the respective periods indicated.

     Buyer has also furnished to the Sub-Trustee its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and all quarterly reports on Form 10-Q and current reports on Form 8-K which it has filed with the Securities and Exchange Commission since December 31, 1994. The above referenced documents of Buyer are collectively referred to herein as "Buyer's SEC Reports." Buyer's SEC Reports contain all of the information required by the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder. Buyer's SEC Reports do not contain as of the date of the documents any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer has filed all reports required to be filed under the 1934 Act during the twenty-four month period preceding the date hereof.

                                ARTICLE VI
                            CERTAIN AGREEMENTS
                            ------------------


     6.1 Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

     6.2 Notification of Certain Matters. Prior to the Closing Date, the Sub-Trustee shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Sub-Trustee, of (i) the occurrence, or the failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of the Sub-Trustee or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy same.

     6.3 Termination of the ESOP. The Buyer agrees that it shall cause the ESOP to be terminated as promptly as practical after the Closing Date and that it shall cause all necessary filings to be made with the Internal Revenue Service to assure that the ESOP satisfies the requirements of
Section 401(a) of the Code upon termination.


                                ARTICLE VII

                  CONDITIONS TO SUB-TRUSTEE'S OBLIGATIONS
                  ---------------------------------------
     The obligations of the Sub-Trustee to direct the Trustee to transfer the Stock to Buyer on the Closing Date are subject, in the discretion of the Sub-Trustee, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     7.1 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

     7.2 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially to damage the Sub-Trustee or the Trust if the transactions contemplated hereunder are consummated.

     7.3 Sub-Trustee Fairness Opinion. On or prior to the Closing Date, the Sub-Trustee shall have obtained a fairness opinion dated as of the Closing Date from DPCM that (i) the sale of the Stock results in the Trust receiving no less than adequate consideration (as defined in Section 3(18) of ERISA) and (ii) the terms and conditions of the transactions contemplated herein are fair and reasonable to the Trust from a financial point of view.

     7.4 Sub-Trustee Prudency Determination. The Sub-Trustee shall have determined, as of the Closing Date, that the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, are prudent under Part 4 of Subtitle B of Title I of ERISA and are in the best interest of the ESOP participants and beneficiaries.

                               ARTICLE VIII

                     CONDITIONS TO BUYER'S OBLIGATIONS
                     ---------------------------------


     The obligations of Buyer to purchase the Stock on the Closing Date are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     8.1 Representations, Warranties and Covenants. All representations and warranties of the Sub-Trustee contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and the Sub-Trustee and the Trust shall have performed in all material respects all agreements and covenants required hereby to be performed by either of them prior to or at the Closing Date.

     8.2 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially and adversely to affect the value of the Stock.

                                ARTICLE IX

                               MISCELLANEOUS
                               -------------


      9.1 Termination. If any condition precedent to the Sub-Trustee's obligations hereunder is not satisfied and such condition is not waived by the Sub-Trustee at or prior to the Closing Date, or if any condition precedent to Buyer's obligations hereunder is not satisfied and such condition is not waived by Buyer at or prior to the Closing Date, the party who has the obligation to cause the condition to be fulfilled may, by written notice to the other party on or prior to November 1, 1995, extend the Closing. This Agreement shall terminate automatically if the Closing Date has not occurred on or prior to November 1, 1995. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby.

      9.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.


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      9.3    Notices; Transfer of Funds. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

      If to Sub-Trustee:      Marine Midland Bank, N.A.
                              Employee Benefit Trust Services
                              250 Park Avenue
                              New York, New York 10177
                              Attention:  Stephen J. Hartman, Jr.

      With a copy to:         McDermott, Will & Emery
                              227 West Monroe Street
                              Chicago, Illinois 60606
                              Attention:  Jared Kaplan, Esq.

      If to Buyer:            Mattel, Inc.
                              333 Continental Blvd.
                              El Segundo, CA  90245-5012
                              Attention:  Leland P. Smith, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

      Payments to be made to the Trust hereunder shall be made by wire transferred funds to be delivered to the Trust's account number 90-11346 to the account of the International Games, Inc. Employee Stock Ownership Trust at Standard Bank and Trust Company, Hickory Hills, Illinois, ABA
#071909363.

      9.4 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

      9.5 Entire Agreement; Amendments and Waivers. This Agreement, including all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


                                    8


      9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or of any other such instrument.

      9.8 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      9.9 Publicity. Neither party hereto shall issue any press release nor make any public statement regarding the transactions contemplated hereby, except as required by law or with the prior approval of the other party.

      9.10 Confidential Information. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to Representatives and affiliates, or as required by law.
 Neither party hereto shall make any public disclosure of the specific terms of this Agreement, except as required by law.


                                    9


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    MATTEL, INC.


                                    By:/s/ Ned Mansour
                                       -------------------------------
                                       Title: Executive Vice President


                                   MARINE MIDLAND BANK
                                   SOLELY AS SUB-TRUSTEE OF THE
                                   INTERNATIONAL GAMES, INC. EMPLOYEE
                                   STOCK OWNERSHIP TRUST PURSUANT TO THE
                                   SUB-TRUST AGREEMENT


                                    By:/s/ Stephen J. Hartman, Jr.
                                       ----------------------------
                                       Title: Senior Vice President


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